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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 21, 2014 (May 2, 2014 as to the change in segment measure in Notes 2 and 14), relating to the consolidated financial statements and financial statement schedule of ClubCorp Holdings, Inc. and subsidiaries appearing in the Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2014 of ClubCorp Holdings, Inc. for the year ended December 31, 2013 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
May 23, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM